Free Writing Prospectus dated as of May 31, 2007
                                                      Filed Pursuant to Rule 433
                                                    Registration No.: 333-142235


UPDATE No. 1 to the Free Writing Prospectus dated May 21, 2007 (the "May 21st FWP").

ML-CFC Commercial Mortgage Trust 2007-7, Commercial Mortgage Pass-Through Certificates, Series 2007-7 (the "Certificates")

STRUCTURAL AND COLLATERAL UPDATE

The revised Initial Total Principal Balance of the Class A-1, Class A-SB and Class A-4 Certificates, which replaces the analogous information contained in the May 21st FWP in its entirety, is as follows:

--------------------------------------------------------------------------------
                                   Approximate Initial Total Principal Balance
--------------------------------------------------------------------------------
Class A-1.....................                   $53,236,000
Class A-SB....................                  $102,775,000
Class A-4.....................                  $842,943,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Attachment A-1 contains updated information regarding certain of the trust mortgage loans, the original information of which was set forth in Annex A-1 to the May 21st FWP. The information contained in the column entitled "Updated Value" on Attachment A-1 replaces the analogous information contained in the May 21st FWP in its entirety.

Attachment A-2 contains the updated Class A-SB Planned Principal Balance Schedule. The information contained in the column entitled "New Target Balance" on Attachment A-2 replaces the analogous information contained in the May 21st FWP in its entirety.

                                 Attachment A-1


ML-CFC 2007-7
-------------


Changes to Data Fields:
-----------------------

Loan #   Property Name                             Annex A-1 Heading                                           FWP Value
------------------------------------------------------------------------------------------------------------------------------------
10       Broadstone Vista Ridge                    Most Recent NOI                                              -154,729
10       Broadstone Vista Ridge                    Most Recent NOI Date                                        1/31/2007
12       Kauai Village Retail Center               Upfront Other Reserve                                 Lease Holdback (90,000);
                                                                                                       Holdback Reserve (4,650,000)
21       Parkview Village                          Appraised Value                                             30,250,000
21       Parkview Village                          Maturity LTV                                                   77.4
21       Parkview Village                          Cut-Off Date LTV                                               77.4
29       Reserve Lofts                             Year Renovated                                                 1953
29       Reserve Lofts                             Upfront Other Reserve                                         65,000
29       Reserve Lofts                             Upfront Other Reserve Description                      Debt Service Reserve
29       Reserve Lofts                             Upfront Capex Reserve                                         1,317
41       Bristol Warner Village                    Monthly Ins. Reserve                                            0
61       Market Square - Lakeland                  Note Date                                                   5/30/2007
61       Market Square - Lakeland                  Appraisal Date                                              9/25/2006
61       Market Square - Lakeland                  Appraised Value                                             16,060,000
61       Market Square - Lakeland                  Maturity LTV                                                   71.8
61       Market Square - Lakeland                  Cut-Off Date LTV                                               80.0
61       Market Square - Lakeland                  Monthly Capex Reserve                                         1,733
61       Market Square - Lakeland                  Monthly TI/LC Reserve Cap                                     60,000
61       Market Square - Lakeland                  Original Prepayment Provision (Payments)            LO(35),GRTR1%orYM(82),O(3)
61       Market Square - Lakeland                  Upfront RE Tax Reserve                                          0
61       Market Square-Lakeland                    Capex Reserve Cap                                               0
63       Adelanto Marketplace                      Address                                              14136, 14148, 14196 & 14200
                                                                                                         US Highway 395 and 11194
                                                                                                        & 12100 Palmdale Road
123      Kent Central Commerce Center              Capex Reserve Cap                                             19,302
123      Kent Central Commerce Center              Monthly Ins. Reserve Reserve                                  1,629
123      Kent Central Commerce Center              Monthly RE Tax Reserve                                        5,250
123      Kent Central Commerce Center              Upfront Ins. Reserve Reserve
123      Kent Central Commerce Center              Upfront RE Tax Reserve
165      Best Western Rochester Marketplace Inn    Monthly Capex Reserve
165      Best Western Marketplace                  Monthly Other Reserve                                         6,101
205      222 S Tower Drive Apartments              Monthly Ins. Reserve                                          1,000
205      222 S Tower Drive Apartments              Upfront Ins. Reserve Reserve                                  3,000
205      222 S Tower Drive Apartments              Upfront Other Reserve
205      222 S Tower Drive Apartments              Upfront Other Reserve Description
220      Southpark Shopping Center                 Annual P&I Debt Service                                     274,600.44
220      Southpark Shopping Center                 Interest Rate                                                5.80000
220      Southpark Shopping Center                 Maturity Balance                                            3,288,542
220      Southpark Shopping Center                 MaturityLTV                                                    37.4
220      Southpark Shopping Center                 Monthly P&I Debt Service                                    22,883.37
220      Southpark Shopping Center                 Net Mortgage Rate                                            5.77929
220      Southpark Shopping Center                 UW DSCR                                                        2.04
233      McCormick Place-Prescott                  Monthly Ins. Reserve                                          1,001
295      Dexxon Digital Storage                    Monthly Ins. Reserve                                           345
297      Greenspring Valley Office Center          Admin Fee                                                    0.07071
297      Greenspring Valley Office Center          Net Mortgage Rate                                            5.67929
315      Peachtree Garden Apartments               Monthly Ins. Reserve                                           678



Loan #                   Updated Value
--------------------------------------------------------
10
10
12       Lease Holdback (90,000); Holdback Reserve (4,650,000 LOC)
21                         30,000,000
21                            78.0
21                            78.0
29                            2006
29                         4,065,000
29       Debt Service Reserve (65,000), Holdback Reserve (4,000,000 LOC)
29
41                           1,131
61                         5/24/2007
61                         10/16/2006
61                         15,000,000
61                            76.9
61                            85.7
61                           1,729
61
61                 LO(47),GRTR1%orYM(70),O(3)
61                           53,783
61                           62,250
63       14136-14200 US Highway 395 and 11994 & 12098 Palmdale Road
123                          19,230
123                          1,124
123                          4,939
123                          11,239
123                          14,817
165                          6,111
165
205                          1,991
205                          7,964
205                          10,000
205                     Termite Repairs
220                        283,091.88
220                         6.08300
220                        3,316,286
220                           37.7
220                        23,590.99
220                         6.06229
220                           1.98
233                          1,081
295
297                         0.02071
297                         5.72929
315                          1,131

                                 Attachment A-2


Distribution      FWP Target Balance      New Target Balance          Change
07/2007            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
08/2007            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
09/2007            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
10/2007            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
11/2007            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
12/2007            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
01/2008            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
02/2008            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
03/2008            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
04/2008            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
05/2008            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
06/2008            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
07/2008            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
08/2008            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
09/2008            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
10/2008            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
11/2008            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
12/2008            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
01/2009            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
02/2009            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
03/2009            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
04/2009            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
05/2009            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
06/2009            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
07/2009            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
08/2009            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
09/2009            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
10/2009            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
11/2009            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
12/2009            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
01/2010            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
02/2010            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
03/2010            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
04/2010            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
05/2010            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
06/2010            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
07/2010            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
08/2010            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
09/2010            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
10/2010            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
11/2010            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
12/2010            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
01/2011            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
02/2011            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
03/2011            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
04/2011            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
05/2011            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
06/2011            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
07/2011            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
08/2011            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
09/2011            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
10/2011            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
11/2011            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
12/2011            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
01/2012            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
02/2012            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
03/2012            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
04/2012            $ 102,788,000.00       $ 102,775,000.00         $(13,000.00)
05/2012            $ 102,787,157.28       $ 102,774,810.78         $(12,346.50)
06/2012            $ 101,355,958.18       $ 101,343,863.56         $(12,094.62)
07/2012             $ 99,677,479.45        $ 99,665,605.93         $(11,873.52)
08/2012             $ 98,182,287.52        $ 98,170,665.93         $(11,621.59)
09/2012             $ 96,679,544.55        $ 96,668,175.03         $(11,369.52)
10/2012             $ 94,972,181.31        $ 94,961,033.07         $(11,148.24)
11/2012             $ 93,447,940.69        $ 93,437,044.55         $(10,896.14)
12/2012             $ 91,724,787.78        $ 91,714,112.92         $(10,674.86)
01/2013             $ 90,184,151.28        $ 90,173,728.51         $(10,422.77)
02/2013             $ 88,635,733.38        $ 88,625,562.83         $(10,170.55)
03/2013             $ 86,508,204.76        $ 86,498,193.66         $(10,011.10)
04/2013             $ 84,941,237.51        $ 84,931,477.98          $(9,759.53)
05/2013             $ 83,176,527.09        $ 83,166,988.31          $(9,538.78)
06/2013             $ 81,587,376.70        $ 81,578,089.41          $(9,287.29)
07/2013             $ 79,799,982.53        $ 79,790,915.88          $(9,066.65)
08/2013             $ 78,193,784.91        $ 78,184,969.65          $(8,815.26)
09/2013             $ 76,579,475.14        $ 76,570,911.35          $(8,563.79)
10/2013             $ 74,767,609.99        $ 74,759,266.81          $(8,343.18)
11/2013             $ 73,136,001.86        $ 73,127,910.01          $(8,091.85)
12/2013             $ 71,307,311.65        $ 71,299,440.26          $(7,871.39)
01/2014             $ 69,658,232.50        $ 69,650,612.26          $(7,620.24)
02/2014             $ 68,000,824.22        $ 67,993,455.19          $(7,369.03)
03/2014             $ 65,771,030.00        $ 65,763,819.43          $(7,210.57)
04/2014             $ 64,094,005.90        $ 64,087,045.73          $(6,960.17)
05/2014             $ 62,214,133.11        $ 62,207,392.46          $(6,740.65)
06/2014             $ 60,504,670.08        $ 60,498,179.57          $(6,490.51)
07/2014             $ 58,597,248.60        $ 58,590,977.35          $(6,271.25)
08/2014             $ 56,869,527.53        $ 56,863,506.15          $(6,021.38)
09/2014             $ 55,133,081.88        $ 55,127,310.36          $(5,771.52)
10/2014             $ 53,199,416.06        $ 53,193,863.51          $(5,552.55)
11/2014             $ 51,444,443.07        $ 51,439,140.06          $(5,303.01)
12/2014             $ 49,492,756.87        $ 49,487,672.50          $(5,084.37)
01/2015             $ 47,719,071.63        $ 47,714,236.45          $(4,835.18)
02/2015             $ 45,936,429.26        $ 45,931,843.23          $(4,586.03)
03/2015             $ 43,583,923.44        $ 43,579,493.92          $(4,429.52)
04/2015             $ 41,780,416.89        $ 41,776,235.52          $(4,181.37)
05/2015             $ 39,781,525.15        $ 39,777,561.04          $(3,964.11)
06/2015             $ 37,962,738.84        $ 37,959,022.45          $(3,716.39)
07/2015             $ 35,949,631.48        $ 35,946,131.91          $(3,499.57)
08/2015             $ 34,111,500.10        $ 34,108,247.77          $(3,252.33)
09/2015             $ 32,264,085.86        $ 32,261,080.67          $(3,005.19)
10/2015             $ 30,223,133.87        $ 30,220,344.92          $(2,788.95)
11/2015             $ 28,356,088.80        $ 28,353,546.47          $(2,542.33)
12/2015             $ 26,296,043.11        $ 26,293,716.49          $(2,326.62)
01/2016             $ 24,409,171.29        $ 24,407,090.73          $(2,080.56)
02/2016             $ 22,512,769.99        $ 22,510,935.35          $(1,834.64)
03/2016             $ 20,241,551.59        $ 20,239,901.21          $(1,650.38)
04/2016             $ 18,324,114.57        $ 18,322,709.21          $(1,405.36)
05/2016             $ 16,215,055.73        $ 16,213,864.50          $(1,191.23)
06/2016             $ 14,277,288.99        $ 14,276,342.14           $ (946.85)
07/2016             $ 12,148,456.70        $ 12,147,723.33           $ (733.37)
08/2016             $ 10,190,157.32        $ 10,189,667.64           $ (489.68)
09/2016              $ 8,221,967.06         $ 8,221,720.86           $ (246.20)
10/2016              $ 6,103,543.66         $ 6,103,510.05            $ (33.61)
11/2016              $ 4,114,705.85         $ 4,114,914.98            $ 209.13
12/2016              $ 1,974,413.86         $ 1,974,834.85            $ 420.99
01/2017                    $ 158.30               $ 821.26            $ 662.96
02/2017                                                $ -                 $ -